Exhibit 10.10

SECOND AMENDMENT TO THE AMEREN DEFERRED COMPENSATION PLAN
Amended and Restated Effective January 1, 2010

WHEREAS, Ameren Corporation ("Company") previously established and adopted the Ameren Deferred Compensation Plan, as amended and restated effective January 1, 2010 (the "Plan"); and

WHEREAS, the Company reserved the right to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to provide that (1) a participant shall not be deemed to have terminated employment with the Company for purposes of Code Section 409A if, in connection with the sale of Ameren Energy Resources Company, LLC by the Company to Illinois Power Holdings LLC, a subsidiary of Dynegy Inc. ("Dynegy Transaction"), either the participant (a) accepts and begins employment, with Dynegy Inc. or any of its subsidiaries or affiliates ("Dynegy") upon the closing date of the Dynegy Transaction or (b) is transferred to Dynegy as of the closing date of the Dynegy Transaction; and (2) such a participant's deferral account balance shall earn interest at the ''Base Interest Rate" effective as of the closing date of the Dynegy Transaction.

NOW, THEREFORE, effective as of the closing date of the Dynegy Transaction, the Plan is amended in the following respects:

1.    The first paragraph of Section 7.A is amended in its entirety to read as follows:

A.    With respect to Deferred Amounts other than 401(k) Restoration Benefits, Interest calculated at the rate or rates, as hereinafter described, shall accrue from the date Salary and/or Incentive Awards deferrals are credited to the Participant's Deferral Account and shall be compounded annually and credited to the Participant's Deferral Account as of the last business day of each Plan Year (or as of such other dates as determined by the Company) for which the Participant has a Deferral Account balance. While the Participant is employed by Ameren, the Participant's Deferral Account balance shall earn Interest at the "Plan Interest Rate." After retirement, termination of employment (in the case of a Specified Employee subject to a 6-month delay described in Section 9.C), following the death of the Participant or effective as of the closing date of the "Dynegy Transaction" described in Section 9.D (in the case of a Participant who accepts and begins employment with Dynegy or is transferred to Dynegy as of the closing date of the Dynegy Transaction), the Participant's Deferral Account balance shall earn Interest at the "Base Interest Rate."

2.    The following is added to the end of Section 9.D:

Notwithstanding any other provisions of the Plan, this paragraph applies to certain Participants impacted by the sale of certain of the assets, liabilities and operations of Ameren Energy Resources Company, LLC by Ameren to Illinois Power Holdings LLC, a subsidiary of Dynegy Inc. (the "Dynegy Transaction"). A Participant who either (a) accepts an offer from Dynegy Inc. or any of its subsidiaries or affiliates ("Dynegy") and begins employment with Dynegy upon the closing date of the Dynegy Transaction or (b) transfers to employment with Dynegy as of the closing date of the Dynegy Transaction, will not be treated as incurring a termination of employment upon the closing date under the Plan or for purposes of Code Section 409A, as permitted under Treasury Regulation Section 1.409A- 1(h)(4) (regarding asset purchase transactions). Therefore, such a Participant shall not receive a distribution of his Deferral Account balances upon the closing date of the Dynegy Transaction. Such a Participant shall instead receive a distribution of his Deferral Account balances upon his termination of employment from Dynegy.

Exhibit 10.10

A termination of employment from Dynegy shall be determined to occur pursuant to the provisions set forth in the immediately preceding paragraph, as interpreted in accordance with Code Section 409A, but applying the provisions to Dynegy instead of Ameren. All other provisions of the Plan continue to apply to the Participant.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized individual this 27th day of November, 2013.

AMEREN CORPORATION

By: /s/ Mark C. Lindgren
Name: Mark C. Lindgren

Title:    Vice President Human Resources Ameren Services Company
On Behalf of Ameren Corporation